UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 30, 2019 (April 30, 2019)

iCoreConnect Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-52765	13-4182867
(Commission File Number)	(IRS Employer Identification No.)

13506 Summerport Parkway #160, Windermere, FL	34786
(Address of Principal Executive Offices)	(Zip Code)

888-810-7706

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On April 30, 2019 iCoreConnect Inc., a Nevada corporation ("Buyer'') acquired substantially all of the assets and business of ClariCare Inc., an Indiana corporation ("Seller"), in exchange for (i) 2,301,007 shares of Common Stock of Buyer, subject to adjustment, (ii) $50,000 in cash and (iii) the assumption of certain specified debts, liabilities and obligations of Seller, all upon the terms and conditions set forth in an Asset Purchase Agreement dated as of April 30, 2019 between Seller and Buyer (the "Asset Purchase Agreement").

The information provided in this Item 2.01 with respect to the acquisition of substantially all of the assets and business of the Seller and the terms and provisions of the Asset Purchase Agreement are qualified in their entirety by reference to the terms and provisions of the Asset Purchase Agreement attached hereto as Exhibit I and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

On April 30, 2019, in reliance upon Section 4 (a) (2) of the Securities Act of I933, as amended, iCoreConnect Inc. issued 2,301,007 shares of its Common Stock to ClariCare Inc. pursuant to an Asset Purchase Agreement, a copy of which is attached to this Form 8-K as Exhibit 1 and incorporated herein by reference. See Item 1.02 of this Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed with this report:

Exhibit No.	Description of Exhibit

1	Asset Purchase Agreement dated April 30, 2019 between ClariCare Inc. and iCoreConnect Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

iCORECONNECT INC. (Registrant)

Dated: May 1, 2019	By:	/s/ Robert McDermott
Robert McDermott
President and Chief Executive Officer

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